Exhibit 99.1

Aspen Aerogels, Inc. Reports Second Quarter 2014 Financial Results

NORTHBOROUGH, Mass., August 7, 2014 — Aspen Aerogels, Inc. (NYSE: ASPN) (“Aspen Aerogels”) today announced financial results for its second quarter of 2014, which ended June 30, 2014, and discussed business highlights from the quarter.

Total revenue for the quarter of $26.6 million reflected growth of 16% compared to the second quarter last year. On a GAAP basis, Aspen Aerogels reported a second quarter net loss of $42.1 million, which included a total of $38.8 million of non-cash expenses recorded in connection with the completion of the initial public offering on June 18, 2014, including (i) accretion of convertible notes to final conversion value, and (ii) recognition of compensation cost of performance-based stock options. GAAP net income (loss) attributable to common stockholders per share (“GAAP EPS”) for the quarter was $(13.88) per share.

Adjusted EPS for the quarter of $(0.14) per share excludes the $38.8 million of non-cash expense related to our initial public offering and assumes 23 million shares of common stock outstanding for the entire period. Adjusted EBITDA for the quarter was $432,000, compared to $351,000 in the second quarter of 2013. A reconciliation of GAAP to non-GAAP results is provided in the financial schedules that are part of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2014 Highlights

•	Record quarterly revenue of $26.6 million, up 16% year-over-year

•	Five consecutive quarters of positive Adjusted EBITDA

•	Cash balance of $56.9 million and nominal debt at quarter end

•	Commenced construction of third manufacturing line

“Our performance was strong across the business. We achieved record quarterly revenue and our fifth consecutive quarter of positive Adjusted EBITDA. Use of our disruptive products by many of the largest and technically sophisticated energy companies in the world continues to increase as indicated by our record revenue. To meet growing demand, we have commenced construction of our third manufacturing line in East Providence, RI, and remain on schedule to have this manufacturing line operational during the first half of 2015,” said Don Young, President and CEO of Aspen Aerogels.

“With the successful completion of our IPO in June, we have a strong balance sheet and the assets in place to execute our strategic growth plan,” concluded Mr. Young.

Cash was $56.9 million at June 30, 2014, up from $1.2 million last quarter. The increase in cash is due to the completion of the IPO. The net proceeds of the offering during the quarter, after deducting underwriting discounts and offering expenses, were $77.3 million. Aspen Aerogels used $19.8 million of the proceeds to repay outstanding balances of its subordinated notes and its revolving credit line in full.

2014 Financial Outlook

Aspen Aerogels issues the following 2014 full year outlook:

•	Total revenue is expected to range between $98.5 million and $101.5 million

•	Adjusted EBITDA is expected to range between $1.2 million and $2.0 million

•	GAAP EPS is expected to range between $(5.45) and $(5.55) per share

Our 2014 outlook assumes depreciation and amortization between $10.0 million and $10.5 million; stock based compensation between $8.5 million and $9.3 million; interest expense of $50.4 million, almost all of which was recognized in the first half of the year; and weighted average shares of common stock outstanding of 12.4 million for the full year, which assumes 23 million shares of common stock outstanding for the third and fourth quarters of 2014. Aspen Aerogels may incur charges, realize gains or losses, or experience other events in 2014 that could cause actual results to vary from this outlook.

Conference Call Notification

A conference call with Aspen Aerogels management to discuss the second quarter results and business highlights will be webcast at 5:00pm ET on August 7, 2014. During the call, management will respond to questions concerning, but not limited to, Aspen Aerogels’ financial performance, business conditions and industry outlook. Management’s responses could contain information that has not been previously disclosed. The conference call will be available live as a listen-only webcast and will be hosted at the Investors section of the Aspen Aerogels website, www.aerogel.com. In addition, you may call 877-201-0168 (toll free, U.S. & Canada only), passcode “72183111”, or 647-788-4901, passcode “72183111”, to listen to the live webcast.

Following the live event, an archived version of the webcast will be available on the Aspen Aerogels website for convenient on-demand replay.

A copy of this press release is posted in the Investors section on the Aspen Aerogels website.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), Aspen Aerogels provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). These non-GAAP financial measures are Adjusted EBITDA and Adjusted EPS. Management uses these non-GAAP financial measures, in addition to GAAP financial measures, as a measure of operating performance because the non-GAAP financial measures do not include the impact of items that management does not consider indicative of Aspen Aerogels’ core operating performance. In addition, management uses Adjusted EBITDA (i) for planning purposes, including the preparation of Aspen Aerogels’ annual operating budget, to allocate resources to enhance the financial performance of our business, and (ii) as a performance measure under our bonus plan.

Management believes that these non-GAAP financial measures reflect Aspen Aerogels’ ongoing business in a manner that allows for meaningful comparisons and analysis of trends in its business, as they exclude expenses and gains not reflective of Aspen Aerogels’ ongoing operating results or that may be infrequent and/or unusual in nature. Management also believes that these non-GAAP financial measures provide useful information to investors in understanding and evaluating Aspen Aerogels’ operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. These non-GAAP measures may not be comparable to similarly titled measures presented by other companies.

The non-GAAP financial measures do not replace the presentation of Aspen Aerogels’ GAAP financial results and should only be used as a supplement to, not as a substitute for, Aspen Aerogels’ financial results presented in accordance with GAAP. In this press release, Aspen Aerogels has provided a reconciliation of each non-GAAP financial measure used in its financial reporting to the most directly comparable GAAP financial measure. Management strongly encourages investors to review Aspen Aerogels’ financial statements and publicly-filed reports in their entirety and not rely on any single measure.

About Aspen Aerogels, Inc.

Aspen Aerogels is an energy technology company that designs, develops and manufactures innovative, high-performance aerogel insulation used primarily in large-scale energy infrastructure facilities. Headquartered in Northborough, Mass., Aspen Aerogels manufactures its Cryogel®, Pyrogel® and Spaceloft® products at its facility in East Providence, R.I.

Contact information:

Susan White

508-691-1143

susanwhite@aerogel.com

Special Note Regarding Forward-Looking and Cautionary Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to be materially different from historical results or from any future results expressed or implied by such forward-looking statements, including statements relating to Aspen Aerogels’ 2014 Financial Outlook. These statements are not historical facts but rather are based on Aspen Aerogels’ current expectations, estimates and projections regarding Aspen Aerogels’ business, operations and other factors relating thereto, including with respect to the 2014 Financial Outlook. Words such as “may,” “will,” “could,” “would,” “should,” “anticipate,” “predict,” “potential,” “continue,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements include statements regarding, among other things, Aspen Aerogels’ expectations about revenue, expenses, Adjusted EBITDA and GAAP EPS; beliefs about the continuing increased use of Aspen Aerogels’ products by certain energy companies; and expectations about when Aspen Aerogels’ third manufacturing line will become operational. All such forward-looking statements are based on management’s present expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the following: any disruption in either of our two production lines or the manufacturing facility in which they are located; any failure to achieve an increase in production capacity that Aspen Aerogels’ growth requires in a timely manner; any failure of demand for Aspen Aerogels’ products; the failure to obtain significant additional capital to pursue Aspen Aerogels’ growth strategy beyond construction of Aspen Aerogels’ third production line; the failure of our products to become widely adopted; the competition Aspen Aerogels faces in its business; the failure to manage Aspen Aerogels’ growth, and the demands that growth places on Aspen Aerogels’ management systems and infrastructure; the general economic conditions and cyclical demands in the markets that Aspen Aerogels serves; any sustained downturn in the energy industry; the economic, operational and political risks associated with sales and expansion of operations in foreign countries; the loss of any direct customer, including contractors and OEMs; compliance with health and safety laws and regulations; shortages of raw materials; the maintenance and development of distribution channels; and the other risk factors discussed under the heading “Risk Factors” contained in our prospectus dated June 12, 2014 and filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on June 16, 2014, as well as any updates to those risk factors filed from time to time in our periodic and current reports filed with the SEC. All statements contained in this press release are made only as of the date of this press release, and Aspen Aerogels does not intend to update this information unless required by law.

ASPEN AEROGELS, INC.

Condensed Consolidated Balance Sheets

(Unaudited and amounts in thousands)

	June 30,	December 31,
	2014	2013
Assets
Current assets:
Cash	$56,917	$1,574
Accounts receivable, net	18,549	18,762
Inventories	5,490	6,892
Other current assets	1,065	651

Total current assets	82,021	27,879
Property, plant and equipment, net	59,162	62,023
Other assets	303	331

Total assets	$141,486	$90,233

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Subordinated notes	$—	$17,306
Convertible notes, current portion	—	435
Revolving line of credit	—	1,000
Accounts payable	8,872	7,114
Accrued expenses	3,918	4,814
Deferred revenue	959	595
Capital leases, current portion	76	75

Total current liabilities	13,825	31,339
Senior convertible notes	—	28,135
Convertible notes, excluding current portion	—	91,439
Capital leases, excluding current portion	127	165
Other long-term liabilities	1,085	1,121

Total liabilities	15,037	152,199
Total stockholders’ equity (deficit)	126,449	(61,966)

Total liabilities and stockholders’ equity (deficit)	$141,486	$90,233

ASPEN AEROGELS, INC.

Condensed Consolidated Statements of Operations

(Unaudited and amounts in thousands, except share and per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
Revenue
Product	$25,893	$21,801	$47,386	$37,971
Research services	722	1,177	1,592	2,012

Total revenue	26,615	22,978	48,978	39,983
Cost of revenue:
Product	22,850	18,876	41,391	35,487
Research services	340	571	816	926

Gross Profit	3,425	3,531	6,771	3,570
Operating expenses:
Research and development	1,920	1,178	3,203	2,413
Sales and marketing	3,420	2,439	5,658	4,479
General and administrative	6,206	2,552	8,928	5,340

Total operating expenses	11,546	6,169	17,789	12,232

Loss from operations	(8,121)	(2,638)	(11,018)	(8,662)

Other income (expense):
Interest expense	(34,027)	(15,620)	(50,178)	(12,255)
Gain on extinguishment of convertible notes	—	—	—	8,898
Loss on exchange of convertible notes	—	(485)	—	(5,697)
Costs associated with postponed public offering	—	(241)	—	(241)

Total other expenses, net	(34,027)	(16,346)	(50,178)	(9,295)

Net loss	$(42,148)	$(18,984)	$(61,196)	$(17,957)

Net income (loss) attributable to common stockholders	$(42,148)	$(18,984)	$(61,196)	$3,703

Net income (loss) attributable to common stockholders per share:
Basic	$(13.88)	$(6,051.64)	$(40.05)	$1,180.43
Diluted	$(13.88)	$(6,051.64)	$(40.05)	$1,136.24
Weighted-average common shares outstanding:
Basic	3,035,717	3,137	1,527,806	3,137
Diluted	3,035,717	3,137	1,527,806	3,259

Aspen Aerogels, Inc.

Square Foot Operating Metric

We price our product and measure our product shipments in square feet.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(amounts in square feet in thousands)
Product shipments in square feet	10,088	8,850	18,891	16,220

Reconciliation of Non-GAAP Financial Measures

The following tables present a reconciliation of the non-GAAP financial measures included in the Aspen Aerogels, Inc. press release dated August 7, 2014 to the most directly comparable GAAP measure:

Reconciliation of Net Income (Loss) to Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense, taxes, depreciation, amortization, stock-based compensation expense and other items, from time to time, that we do not believe are indicative of our core operating performance, which recently have included loss on disposal of assets, gain or loss on extinguishment or exchange of debt, write-off of costs of postponed financing activities and write-off of construction in progress.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(amounts in thousands)
Net loss	$(42,148)	$(18,984)	$(61,196)	$(17,957)
Interest expense	34,027	15,620	50,178	12,255
Depreciation and amortization	2,547	2,479	5,179	4,948
Loss on disposal of assets	—	—	15	—
Stock-based compensation	6,006	510	6,344	1,005
Gain on extinguishment of convertible notes	—	—	—	(8,898)
Loss on exchange of convertible notes	—	485	—	5,697
Write-off of costs associated with postponed public offering	—	241	—	241

Adjusted EBITDA	$432	$351	$520	$(2,709)

Reconciliation of GAAP EPS to Adjusted EPS

We define Adjusted EPS as net income (loss) attributable to common stockholders per share as adjusted to (i) eliminate all amounts associated with accretion to fair value, gain on extinguishment and loss on exchange of the convertible notes that were converted into common stock upon the closing of our IPO, (ii) eliminate stock based compensation charges related to the vesting of performance-based stock options upon the closing of our IPO, and (iii) assume weighted-average common shares outstanding of 23 million, equivalent to the number of shares outstanding subsequent to our IPO, for each period presented below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2013	2014	2013
	(amounts in thousands, except share and per share data)
Net income (loss) attributable to common stockholders	$(42,148)	$(18,984)	$(61,196)	$3,703
Accretion of convertible notes to fair value	33,193	7,347	48,468	(1,791)
Gain on extinguishment of convertible notes	—	—	—	(8,898)
Loss on exchange of convertible notes	—	485	—	5,697
Compensation cost of performance-based options	5,646	—	5,646	—

Adjusted net loss attributed to common stockholders	$(3,309)	$(11,152)	$(7,082)	$(1,289)

Weighted-average common shares outstanding:
Basic	3,035,717	3,137	1,527,806	3,137
Diluted	3,035,717	3,137	1,527,806	3,259
Adjusted weighted-average shares outstanding
Basic	23,000,000	23,000,000	23,000,000	23,000,000
Diluted	23,000,000	23,000,000	23,000,000	23,000,000
Net income (loss) attributable to common stockholders per share
Basic	$(13.88)	$(6,051.64)	$(40.05)	$1,180.43
Diluted	$(13.88)	$(6,051.64)	$(40.05)	$1,136.24
Adjusted net income (loss) attributable to common stockholders per share (“Adjusted EPS”)
Basic	$(0.14)	$(0.48)	$(0.31)	$(0.06)
Diluted	$(0.14)	$(0.48)	$(0.31)	$(0.06)